THE SHERWOOD GROUP, INC          EXHIBIT 11
                           AND SUBSIDIARIES
              COMPUTATION OF NET INCOME PER COMMON SHARE

                                      Three Months Ended November 30,
                                             1995           1994

Common stock and common stock equivalents:
  Average common stock outstanding        12,602,174      12,616,433
  Average common stock equivalents
    issuable under stock options             823,726       1,129,554
                                          ----------      ----------
Total average common stock and common
  stock equivalents used for earnings per
  share computation                       13,425,900      13,745,987
                                          ==========      ==========


Income:

  Net income                            $  3,173,387    $  2,933,729
                                        ============    ============

Income per common and common
   equivalent share (a):<F1>

    Net income                             $    0.24       $    0.21
                                        ============     ===========























<F1>(a) For presentation purposes, primary and fully diluted are identical.









                       THE SHERWOOD GROUP, INC.           EXHIBIT 11
                           AND SUBSIDIARIES

              COMPUTATION OF NET INCOME PER COMMON SHARE



                                           Six Months Ended November 30,
                                                 1995           1994



Common stock and common stock equivalents:
  Average common stock outstanding            12,502,958    12,625,854
  Average common stock equivalents
    issuable under stock options                 822,514     1,127,171
                                              ----------    -----------
Total average common stock and common
  stock equivalents used for earnings per
  share computation                           13,325,472    13,753,025
                                              ==========     ==========


Income:

  Net income                                 $  7,641,251  $   5,991,932
                                             ============   ============

Income per common and common
   equivalent share (a):<F1>
    Net income                                  $    0.57      $    0.44
                                              ===========    ===========











<F1>(a) For presentation purposes, primary and fully diluted are identical.
